UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Joint Press Release
PowerPoint Presentation
SXC Investor Question and Answers

Item 7.01.	Regulation FD Disclosure.
     On February 26, 2008, SXC Health Solutions Corp. (“SXC”) issued a joint press release with National Medical Health Card Systems, Inc., a Delaware corporation (“NMHC”), announcing that SXC, SXC Health Solutions, Inc. (“US Corp.”), a Texas corporation and wholly owned subsidiary of SXC, Comet Merger Corporation, a newly-formed Delaware corporation that is wholly-owned by US Corp. and is an indirect, wholly-owned subsidiary of SXC, and NMHC, had entered into an Agreement and Plan of Merger (the “Merger Agreement”). A copy of the press release is attached hereto as Exhibit 99.1.
     SXC and NMHC have scheduled a combined conference call and simultaneous webcast with PowerPoint slides for 8:30 a.m. ET, on February 26, 2008, to discuss the announcement of the Merger Agreement. The PowerPoint slides to be presented during the conference call are attached hereto as Exhibit 99.2. In addition, SXC will make available on its website at www.sxc.com an SXC Investor Question and Answer, which is attached hereto as Exhibit 99.3.
     The foregoing information in this Item 7.01 (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
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Important Additional Information
This communication is neither an offer to purchase nor solicitation of an offer to sell securities. The exchange offer (the “Offer”) has not yet commenced. SXC and Comet Merger Corporation intend to file a tender offer statement on Schedule TO and a Registration Statement on Form S-4 (or F-4 as applicable) with the Securities and Exchange Commission (the “SEC”) and NMHC intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain copies of these materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3246, Attention: SXC Investor Relations or National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations Department. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Comet Merger Corporation or National Medical Health Card Systems, Inc. with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-looking Statements
This communication contains forward-looking statements. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2)

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the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others following announcement of the merger agreement; (3) the inability to complete the Offer or the merger due to the failure to satisfy the conditions to the Offer and the merger, including SXC’s receipt of financing, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Offer or the merger; (5) the ability to recognize the benefits of the merger; (6) the actual terms of the financing obtained in connection with the Offer and the merger; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. The companies can give no assurance that any of the transactions related to the Offer will be completed or that the conditions to the Offer and the merger will be satisfied. The companies undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The companies are not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Joint press release dated February 26, 2008
99.2	PowerPoint presentation referenced and made available in connection with the conference call held on February 26, 2008
99.3	SXC Investor Questions and Answers, made available February 26, 2008

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: February 26, 2008	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release dated February 26, 2008
99.2	PowerPoint presentation referenced and made available in connection with the conference call held on February 26, 2008
99.3	SXC Investor Questions and Answers, made available February 26, 2008